UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2006

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

As of September 15, 2006, Acxiom entered into a Fourth Amended and Restated Credit Agreement (the “Restated Credit Agreement”) with JPMorgan Chase Bank, N.A., as the agent, and other lenders party thereto. The Restated Credit Agreement amends, restates and supercedes the Third Amended and Restated Credit Agreement dated as of March 24, 2005, as amended, among Acxiom, JPMorgan Chase Bank, N. A., as the agent, and other lenders party thereto.

Under the terms and conditions of the Restated Credit Agreement, the lenders commit to make (i) term loans to Acxiom in the aggregate principal amount of $600,000,000 (the “Term Loan”), and (ii) revolving loans and to acquire participations in letters of credit and swingline loans (the “Revolving Loans”) in an aggregate amount of $200,000,000. The Term Loan is payable in 24 quarterly principal installments with a maturity date of September 15, 2012. The commitments to make Revolving Loans expire, and all borrowings of Revolving Loans mature, on September 15, 2011. By written notice to the agent under the Restated Credit Agreement, Acxiom may request an increase of the aggregate amount of the Revolving Loans in an amount not to exceed $100,000,000. The Restated Credit Agreement is secured by the accounts receivable and certain proceeds thereof of Acxiom and its domestic subsidiaries, as well as by the outstanding stock of certain Acxiom subsidiaries. The Restated Credit Agreement contains customary representations, warranties, affirmative and negative covenants, default and acceleration provisions.

On September 15, 2006, Acxiom drew down the entire amount of the Term Loan. Acxiom used approximately $278 million of the proceeds from the Term Loan to purchase shares of its common stock pursuant to the terms of its “Dutch auction” self-tender offer. In addition, Term Loan proceeds of approximately $6 million were used to pay certain bank fees related to the entering into of the Restated Credit Agreement and approximately $268 million were used to pay off an existing revolving loan. The remainder of the Term Loan proceeds and the entire amount of the Revolving Loans are available for general corporate purposes and payment of remaining transaction fees.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 18, 2006, the Company issued a press release announcing the final results of its modified “Dutch auction” self-tender offer, which expired at 5:00 p.m. New York City time, on Tuesday, September 12, 2006.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(c)    Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement dated as of September 15, 2006 among Acxiom Corporation, a Delaware corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

99.1	Press Release of the Company dated September 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2006

ACXIOM CORPORATION

By: /s/ Jerry C. Jones

Name: Jerry C. Jones

Title: Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement dated as of September 15, 2006 among Acxiom Corporation, a Delaware corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

99.1	Press Release of the Company dated September 18, 2006